Exhibit 99.1

Media:	Investors:
Melissa Power	Vic Chynoweth
828/645-4846	206/701-2094
melissa_power@interprosepr.com	vic@cray.com
CRAY SIGNS $250 MILLION AGREEMENT WITH DARPA TO DEVELOP
BREAKTHROUGH ADAPTIVE SUPERCOMPUTER
SEATTLE, WA, November 21, 2006 — Global supercomputer leader Cray Inc. (Nasdaq GM: CRAY) announced today that it has been awarded a $250 million agreement from the U.S. Defense Advanced Research Projects Agency (DARPA). Under this agreement, Cray will develop a revolutionary new supercomputer based on the company’s Adaptive Supercomputing vision, a phased approach to hybrid computing that integrates a range of processing technologies into a single scalable platform.
“This is a great day for Cray and the worldwide supercomputing community,” said Peter Ungaro, Cray’s president and CEO. “The DARPA HPCS program is an important force that is shaping the future of HPC and the entire computer industry. With this Phase III award, DARPA has recognized Cray as a leading innovator with the technology, vision and expertise required to deliver world-class, revolutionary supercomputing systems.”
DARPA introduced the High Productivity Computing Systems (HPCS) program to facilitate development of the next generation of supercomputers for the national security, research, and industrial user communities. Cray’s HPCS development program, code-named “Cascade,” will produce a system with exceptional programmability, portability and robustness — capable of scaling to unprecedented levels of sustained performance on real applications.
Under the Cascade program, Cray will develop a new hybrid system architecture that combines multiple processor technologies, a new high-performance network and an innovative adaptive software layer into a single integrated system. Designed to efficiently scale to large numbers of processors, the system will maximize productivity and performance by automatically matching the most effective processor technology to each application.
Over the course of the contract, Cray will incorporate elements of the Cascade program into commercially available products, including the peak-petaflops supercomputer, code-named “Baker,” that will be delivered to the Department of Energy’s Oak Ridge National Laboratory (ORNL). In addition, ORNL will be one of Cray’s Phase III partners, focused around scaling from both the systems perspective and the performance of key applications.

“High productivity computing is a key technology enabler for meeting our national security and economic competitiveness requirements,” noted Dr. William Harrod, DARPA program manager, in the DARPA press release announcing the Phase III award. “High productivity computing contributes substantially to the design and development of advanced vehicles and weapons, planning and execution of operational military scenarios, the intelligence problems of cryptanalysis and image processing, the maintenance of our nuclear stockpile, and is a key enabler for science and discovery in security-related fields.”
“DARPA has an enduring history of facilitating breakthrough innovations in the computing industry that ultimately have improved our lives,” said Steve Scott, Cray’s chief technology officer and technical lead for the Cascade program. “From the evolution of the Internet to the development of VLSI technology that fueled the silicon revolution, DARPA’s support of advanced technology development has been unwavering. The HPCS program is another example of DARPA’s commitment to invest in breakthrough technologies.”
Cray’s Cascade program will exploit the technological expertise of a variety of industry-leading partners in areas such as software tools and compilers, file systems, and storage. In addition, Cray will leverage AMD Opteron™ and HyperTransport™ technologies from Cray’s long-standing strategic partner, Advanced Micro Devices, Inc. (AMD).
“Cray has consistently demonstrated leadership in developing truly innovative solutions, focused on meeting the most demanding needs of its customers,” said Hector Ruiz, Chairman and CEO of AMD. “The success of Cray systems based on AMD processors shows that our two companies can meet very aggressive performance goals, solve daunting engineering problems, and more importantly, develop solutions that can change the face of our world.”
The DARPA Phase III award provides milestone-based funding for the effort, which extends through 2010. In addition to DARPA’s contribution, Cray and its partners will also make substantial investments in the Cascade program.
Conference Call Information
Cray will host a conference call tomorrow, Wednesday, November 22, at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) to discuss the DARPA HPCS contract award. To access the call, please dial into the conference at least 10 minutes prior to the beginning of the call at 800-218-4007. International callers should dial 303-262-2194. To listen to the live audio webcast, go to the Investors section of the Cray website at http://investors.cray.com or to www.streetevents.com.
If you are unable to attend the live conference call, an audio webcast replay will be available in the Investors section of the Cray website for 180 days. If you do not have Internet access, a replay of the call will be available by dialing 800-405-2236 and entering access code 11077659. International callers can listen to the replay by dialing 303-590-3000, access code 11077659. The conference call replay will be available for 72 hours, beginning at 1:00 p.m. Pacific Time on Wednesday, November 22, 2006.

About DARPA and the HPCS Program
The Defense Advanced Research Projects Agency is the central research and development organization for the Department of Defense (DoD). The agency manages and directs selected basic and applied research and development projects for DoD, and pursues research and technology where risk and payoff are both very high and where success may provide dramatic advances for traditional military roles and missions. The High Productivity Computing Systems program aims at providing a new generation of cost-effective, scalable, productive systems for national security and industrial users. The first two phases of HPCS were devoted to critical concept studies and assessments, preliminary research and development, and risk reduction engineering activities. Phase III will involve a development and demonstration effort over four years. Go to www.darpa.mil for more information.
About Cray Inc.
As a global leader in supercomputing, Cray provides highly advanced supercomputing systems and world-class services and support to government, industry and academia. Cray technology enables scientists and engineers to achieve remarkable breakthroughs by accelerating performance, improving efficiency and extending the capabilities of their most demanding applications. Cray’s Adaptive Supercomputing vision will result in innovative next-generation products that integrate diverse processing technologies into a unified architecture, allowing customers to surpass today’s limitations and meeting the market’s continued demand for realized performance. Go to www.cray.com for more information.
Safe Harbor Statement
This press release contains forward-looking statements. There are certain factors that could cause Cray’s execution plans to differ materially from those anticipated by the statements above. Among these are the extreme technical challenges and risks inherent in developing leading-edge, high-performance computing systems, including potential delays in development projects; reliance on third-party suppliers including possible delays in availability of qualified parts from suppliers; dramatic changes in technology and competition; timing and level of government funding; timing of and successful porting of application programs to new computing systems; market adoption of resulting products, and successful passing of acceptance tests. In addition, the program will increase Cray’s human resources and financial challenges. For a discussion of these and other risks, see “Factors That Could Affect Future Results” in Cray’s most recent Quarterly Report on Form 10-Q filed with the SEC.
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Cray is a registered trademark of Cray Inc. Opteron is a trademark of Advanced Micro Devices, Inc. HyperTransport is a licensed trademark of the HyperTransport Technology Consortium. All other trademarks are the property of their respective owners.